Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As independent petroleum engineers, we hereby consent to the reference to our Firm’s name in the Registration Statement on Form S-8 of Constellation Energy Partners LLC for the registration of units representing limited liability company interests.

NETHERLAND, SEWELL & ASSOCIATES, INC

By:	/s/ Danny D. Simmons, P.E.
Danny D. Simmons, P.E.
President and Chief Operating Officer

Houston, Texas

April 20, 2009